UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2015

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, RCM Technologies, Inc. (the “Company”) adopted the RCM Technologies, Inc. Change in Control Plan for Selected Executive Management (the “Plan”) covering certain designated key employees of the Company, including Timothy Brandt, Michael Saks and Danny A. White, each a named executive officer of the Company.

The Plan sets forth the terms and conditions of severance and benefits to be provided to a covered employee in the event (a) the covered employee experiences a covered termination of employment after a “Potential Change in Control” (as defined in the Plan), but prior to a “Change in Control” (as defined in the Plan), and a Change in Control that relates to the Potential Change in Control occurs within the six month period following the covered employee’s termination, or (b) the covered employee is employed by the Company on the date of a Change in Control.  The Plan also sets forth the terms and conditions of severance payments to be made to a covered employee in the event such employee is employed on the date of a Change in Control and is subsequently terminated on account of a covered termination during his “Designated Severance Period” (a period specified by the Company for each covered employee that is measured from the date of an applicable Change in Control, which is 18 months for each of Messrs. Brandt, Saks and White.

Severance on Account of Employment Termination After a Potential Change in Control, but Prior to a Change in Control

Under the terms of the Plan, if a covered employee is (a) employed on the date of a Potential Change in Control, (b) terminated by the Company for a reason other than “Cause” (as defined in the Plan), death, or disability, and (c) a Change in Control to which the Potential Change in Control relates occurs within the six month period following the covered employee’s covered termination, the covered employee will receive, if the covered employee executes and does not revoke a release of claims, severance payments at the covered employee’s annual base salary rate in regular payroll installments for the duration of the covered employee’s Designated Severance Period.  If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate.  Severance payments will be discontinued if it is determined that the covered employee has engaged in any actions constituting Cause.

Benefits upon a Change in Control

Under the terms of the Plan, if a covered employee is employed on the date of a Change in Control and the covered employee executes and does not revoke a release of claims:

·	all outstanding Company equity-based awards granted to the covered employee prior to the date of the Change in Control will be immediately fully vested;

·
the Company’s Compensation Committee (the “Committee”) may, in its sole discretion, determine that the covered employee will receive a pro-rated annual bonus if (a) the Committee determines that the Change in Control is an asset sale with respect to an entity in which the covered employee is associated, (b) the covered employee’s employment with the Company terminates in connection with such asset sale, and (c) the covered employee was eligible to participate in the Company’s annual bonus plan at the time of the Change in Control; any such pro-rated annual bonus will be determined based on the level of achievement under the annual bonus plan at the time of the Change in Control; and

·	the Committee may, in its sole discretion, determine that the covered employee will receive a discretionary bonus upon a Change in Control.

Any bonuses paid under the Plan upon a Change in Control will be paid in a single lump sum following the Change in Control.

Severance upon Employment Termination After a Change in Control

Under the terms of the Plan, if a covered employee’s employment with the “Employer” (as defined in the Plan) is terminated during the covered employee’s Designated Severance Period following the occurrence of a Change in Control (a) by the Employer for any reason other than Cause, death, or disability, or (b) by the covered employee for “Good Reason” (as defined in the Plan), and the covered employee executes and does not revoke a release of claims, the Employer will continue to pay to the covered employee his annual base salary in regular payroll installments for the remainder of the covered employee’s Designated Severance Period.  A covered employee is not eligible for severance benefits from the Company after a Change in Control if the Change in Control is an asset sale with respect to the covered employee and the successor to the Company offers the covered employee employment with a level of compensation and benefits that in the aggregate are at least as favorable as the level of the covered employee’s compensation and benefits with the Company prior to the Change in Control.  If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate.  Severance payments will be discontinued if the Employer determines that the covered employee has engaged in any actions constituting Cause.

Release

The receipt of Plan benefits is conditioned upon the execution and non-revocation of a release of claims.  Potential Change in Control and Change in Control severance payments will be discontinued if a covered employee materially breaches any term of the release of claims, or other agreement relating to the covered employee’s participation in the Plan or the covered employee’s employment or termination thereof.

Restrictive Covenants

As a condition for a covered employee to be eligible to participate in the Plan, and to receive benefits under the Plan, the covered employee must agree to comply with the restrictive covenants set forth in the Plan, which restrictive covenants include (a) a confidential information disclosure restriction during the term of the covered employee’s employment and thereafter, (b) a non-solicitation restriction applicable to the solicitation of employees, contractors, consultants, current and prospective customers, suppliers, and vendors during the term of the covered employee’s employment and for one year after termination of employment, and (c) a non-competition restriction during the term of the covered employee’s employment and for one year after termination of employment.  Potential Change in Control and Change in Control severance payments will be discontinued if the covered employee materially breaches any term of these restrictive covenants.

Effect of Code Section 280G

The Plan provides that if it is determined that a payment or distribution by the Employer to or for the benefit of a covered employee (whether under the Plan or otherwise) would be nondeductible for federal income tax purposes under section 280G of the Internal Revenue Code (the “Code”), the covered employee will have the payments reduced so as to avoid any adverse tax consequences.

Amendment and Termination

The Board of Directors of the Company may amend or terminate the Plan prior to the date of a Change in Control, provided that the Plan may not be amended or terminated with respect to a covered employee who is terminated for any reason other than Cause, death, disability or voluntary termination before a Change in Control, but after a Potential Change in Control, during the six month period following the executive’s termination.  With respect to a covered employee who was employed by the Company on the date of a Change in Control, the Plan may not be amended or terminated during the covered employee’s Designated Severance Period following the Change in Control.  An amendment to the Plan after the date of a Change in Control may not discontinue or change any payment of severance benefits to a covered employee who commenced receiving severance benefits under the Plan prior to the effective date of the amendment.

The foregoing description of Plan is qualified in its entirety by the provisions of the Plan, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                Exhibit Title

99.1                                RCM Technologies, Inc. Change in Control Plan for Selected Executive Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/Kevin D. Miller
Name: Kevin D. Miller Title: Chief Financial Officer, Treasurer and Secretary

Dated: March 12, 2015

EXHIBIT INDEX

Exhibit Number                Exhibit Title

99.1                                RCM Technologies, Inc. Change in Control Plan for Selected Executive Management